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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549
                               -------------------


                                    FORM 8-K


                                 Current Report


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                  June 23, 2005
                Date of Report (Date of earliest event reported)

                          COLLINS & AIKMAN CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                      1-10218               13-3489233
(State or other jurisdiction of   (Commission file number)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                             250 Stephenson Highway
                              Troy, Michigan 48083
                    (Address of principal executive offices)
                                 (248) 824-2500

                         (Registrant's telephone number,
                              including area code)
                                 Not Applicable
          (Former name or former address, if changed since last report)
                            ------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

         On June 23, 2005, the United States Bankruptcy Court for the Eastern District of Michigan approved the motion of Collins & Aikman Corporation and its affiliated debtors-in-possession for authority to obtain up to an aggregate principal amount of $30 million in postpetition, unsecured bridge financing (Bridge Financing) from certain of its customers for working capital and operational purposes. The Bridge Financing has no maturity date and a below-market interest rate. The Company and the lending customers do not intend to execute any documentation evidencing the loans. Each lending customer will be granted an administrative priority claim for loans granted under the Bridge Financing. The Company's Debtor in Possession (DIP) lender has agreed to the Bridge Financing. The Bridge Financing was necessitated by the DIP lender's decision not to fund any more than $150 million and other impacts on the Company's liquidity. Because the Bridge Financing will only satisfy the Company's short-term needs, the Company is seeking additional financing to replace the portion of the $300 million DIP loan originally contemplated that is no longer forthcoming and to satisfy its ongoing liquidity needs.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 29, 2005


                                   COLLINS & AIKMAN CORPORATION


                                   By: /s/ Bryce Koth
                                       ----------------------------------
                                       Name:   Bryce Koth
                                       Title:   Chief Financial Officer